Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2002 relating to the financial statements and financial statement schedule of Giga Information Group, Inc., which appears in Giga Information Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.



PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
October 7, 2002